 Exhibit 5.1

 Reply to:  Reno

September 1, 2009

SulphCo, Inc.
4333 W. Sam Houston Pkwy. N.
Suite 190
Houston, TX 77043

Re:           Registration Statement - Form S-8

Ladies and Gentlemen:

We have acted as special Nevada counsel to SulphCo, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 5,000,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), which may be issued from time to time to certain employees, directors and consultants of the Company in connection with the Company's 2008 Omnibus Long-Term Incentive Plan (the "Plan").

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Articles of Incorporation, as amended, and Bylaws, as amended, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon the representations and warranties of the Company contained in those certain documents included as Exhibits to the Registration Statement and on a certificate of an officer of the Company, a copy of which is attached to this letter of opinion.  In rendering our opinion, we have also made the assumptions that are customary in opinion letters of this kind.  We have not verified any of those assumptions.

Our opinion set forth below is limited to the laws of the State of Nevada, including reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Sincerely,

/s/ McDonald Carano Wilson LLP

McDONALD CARANO WILSON LLP

SULPHCO, INC.
OFFICER’S CERTIFICATE TO COUNSEL

The undersigned, Stanley W. Farmer, Vice-President, Chief Financial Officer, Treasurer and Corporate Secretary of  SulphCo, Inc., a Nevada corporation (the “Company”), is delivering this Officer’s Certificate to McDonald Carano Wilson LLP (“Counsel”) in connection with the legal opinion to be rendered by Counsel as of September 1, 2009  (the “Opinion”), with respect to that certain Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission for the registration of 5,000,000 shares of the Company’s common stock, par value $.001 per share (the “Shares”), which may be issued from time to time to certain employees, directors and consultants of the Company in connection with the Company’s 2008 Omnibus Long-Term Incentive Plan (the “Plan”).  Any term which is not defined herein shall have the meaning set forth in the Opinion.

The undersigned, on behalf of the Company, expressly directs Counsel to issue the Opinion, and, in that connection, the undersigned, to the extent necessary to permit the issuance of the Opinion, hereby waives any attorney-client privilege, right of confidentiality or conflict of interest that might otherwise render the issuance of the Opinion improper.  The undersigned, on behalf of the Company, further acknowledges that Counsel is authorized and entitled to rely upon this Certificate and the truth, accuracy, and completeness of this Certificate in issuing the Opinion.

The undersigned, on behalf of the Company, hereby certifies to Counsel as follows:

1.
The Company has delivered to Counsel a photocopy of the Registration Statement and certain documents attached as Exhibits to the Registration Statement, which are the true, correct and complete photocopies of the originals of such documents as of the date of this Certificate, and such documents have not been amended, restated or otherwise modified in any manner.

2.
The Company’s Articles of Incorporation, as amended, and Bylaws, as amended, are in full force and effect as of the date of this Certificate, and neither of the foregoing documents has been amended, restated, or otherwise modified.

3.
The Plan has been approved by the Board of Directors and stockholders of the Company,  and except as otherwise described in the Registration Statement, has not been amended, restated or otherwise modified in any manner.

4.
The Board of Directors of the Company has approved and authorized the issuance of the Shares by a resolution passed at a meeting of the Board of Directors held on March 11, 2009, and such resolution has not been subsequently modified, revoked, canceled or otherwise amended by the Company, or its Board of Directors or stockholders.

5.
At the annual meeting of the Company held on June 17, 2009, the stockholders of the Company approved and authorized the issuance of the Shares under the Plan, and such authorization and approval has not been subsequently modified, revoked, canceled or otherwise amended.

6.
To the extent that the number of authorized shares of the Company needs to be increased in order to issue Shares under the Plan, the Company shall obtain the necessary approvals and perform all acts necessary under applicable laws for such increase of authorized shares before any such issuance.

7.	There is no other instrument or document executed by or binding on the Company that modifies, amends, qualifies, or restates the Company’s Articles of Incorporation or Bylaws.

8.
The Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2009 and the most recent Form 10-Q filed with the SEC on August 4, 2009 contain accurate, true, and complete descriptions of the number of authorized and issued and outstanding shares of common stock of the Company as of said dates.

9.	As of the date hereof, the authorized common stock of the Company consists of 150,000,000 shares, of which 89,944,029 shares are issued and outstanding.

10.
Except as otherwise disclosed in the Registration Statement, there are no outstanding options, warrants, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of common stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of common stock of the Company.

11.
To my knowledge, the Company has complied with all securities laws, “blue sky” laws, securities regulations and/or securities rules, to the extent applicable, in connection with the  issuance of the common stock comprising the Shares.

IN WITNESS WHEREOF, the undersigned hereby executes and delivers this Certificate to Counsel as of September 1, 2009.

SulphCo, Inc., a Nevada corporation

By:	/s/ Stanley W. Farmer
Stanley W. Farmer
Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

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